Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

HOME HEALTH OPERATIONS IN OHIO

LOUISVILLE, Ky. (October 28, 2010) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE: KND) today announced that its subsidiaries have signed a definitive agreement to acquire Signature Health Services, LLC (“Signature”), a home health company in Ohio. The financial terms of the transaction were not disclosed. The Company expects to finance the transaction with proceeds from its revolving credit facility.

Signature operates ten locations primarily in the central and northeastern regions of Ohio. Kindred currently operates two long-term acute care hospitals and nine nursing and rehabilitation centers within the service areas of these home health operations. In addition, Kindred’s Peoplefirst home care and hospice business currently provides hospice services in Columbus and Dayton, Ohio.

The assets being acquired currently generate annualized revenues of approximately $13.4 million and earnings before interest, income taxes, depreciation and amortization of approximately $2.3 million.

The transaction is subject to several regulatory approvals and other conditions to closing and is expected to close by the end of the fourth quarter of 2010.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented that, “We are excited to continue our growth into the home care business. This transaction provides us with a great opportunity to expand our home health operations and allows us to enhance our service offerings in our Cleveland and Columbus, Ohio cluster markets. We look forward to these new employees joining our organization and believe we can provide our new colleagues with enhanced opportunities for professional growth and development.”

“Joining the Kindred team brings together two companies that share a common vision of high-quality care, and by working together we will be able to enhance the services we can provide to the patients, employees and communities we serve,” said David Noggle, Signature’s President and Chief Executive Officer.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, development opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300      www.kindredhealthcare.com

Kindred Healthcare Signs Definitive Agreement to Acquire Home Health Operations in Ohio

October 28, 2010

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the receipt of all required regulatory approvals and the satisfaction of closing conditions to the transaction discussed above, (b) the Company’s ability to integrate the operations of the acquired home health company and realize the anticipated revenues, economies of scale, cost synergies and productivity gains, (c) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (d) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (e) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (f) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (g) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (h) failure of the Company’s facilities to meet applicable licensure and certification requirements, (i) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (j) the Company’s ability to meet its rental and debt service obligations, (k) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (l) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (m) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (n) the Company’s ability to control costs, particularly labor and employee benefit costs, (o) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (p) the Company’s ability to attract and retain key executives and other healthcare personnel, (q) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (r) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (s) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (t) the Company’s ability to successfully dispose of unprofitable facilities, (u) events or circumstances which could result in impairment of an asset or other charges, (v) changes in generally accepted accounting principles or practices, and (w) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Healthcare Signs Definitive Agreement to Acquire Home Health Operations in Ohio

October 28, 2010

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.2 billion and approximately 53,500 employees in 40 states. At June 30, 2010, Kindred through its subsidiaries provided healthcare services in 633 locations, including 83 long-term acute care hospitals, 223 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 327 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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